Exhibit 32.1

CERTIFICATION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER

18 U.S.C. 1350 Certification of Bruce C. Dale
President and Chief Executive Officer
of
Duckwall-ALCO Stores, Inc. and Subsidiaries

I, Bruce C. Dale, President and Chief Executive Officer of Duckwall-ALCO Stores, Inc. and Subsidiaries, hereby certify, in accordance with 18 U.S.C. ss 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)
The Quarterly Report on Form 10-Q for the quarter ended October 28, 2007, which accompanies this certification, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)
The information contained in the Quarterly Report on Form 10-Q for the quarter ended October 29, 2006, which accompanies this certification, fairly presents, in all material respects, the financial condition and results of operation of Duckwall-ALCO Stores, Inc.

A signed original of this written statement required by Section 906 has been provided to Duckwall-ALCO Stores, Inc. and will be retained by Duckwall-ALCO Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: December 6, 2007
By: /s./ Bruce C. Dale
Bruce C. Dale
President and Chief Executive Officer